FOR IMMEDIATE RELEASE

                                          CONTACT:    Dennis E. Nixon
                                                      210/722-7611 (Laredo)

                                                      Bill West
                                                      210/805-0320 (San Antonio)

                                                          EXHIBIT 99

 INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES CASH DIVIDEND AND STOCK DIVIDEND


         LAREDO, TEXAS, International Bancshares Corporation ("IBC") today announced a cash dividend on its outstanding shares of common stock of $.50 per share for shareholders of record as of April 3, 1996, payable on April 15, 1996. IBC also announced a twenty-five percent (25%) stock split-up effected through a stock dividend on its outstanding shares of common stock for shareholders of record as of May 17, 1996, payable on June 7, 1996. Fractional shares created by the stock dividend will be paid in cash.

         IBC is a $2.9 billion multi-bank holding company with 42 locations in 18 communities including San Antonio, Laredo, Zapata, the entire Rio Grande Valley including McAllen and Brownsville, and the Coastal Bend area including Corpus Christi, Rockport, Port Lavaca and Bay City.

                                        5